UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2024
U.S. BANCORP
(Exact name of registrant as specified in its charter)
1-6880
(Commission File Number)

Delaware	41-0255900
(State or other jurisdiction	(I.R.S. Employer Identification
of incorporation)	Number)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
(not applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrS	New York Stock Exchange
0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024	USB/24B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section l3(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
As previously announced, John C. Stern, U.S. Bancorp’s Senior Executive Vice President and Chief Financial Officer, and Gunjan Kedia, U.S. Bancorp’s Vice Chair, Wealth, Corporate, Commercial and Institutional Banking, made a presentation at the RBC Capital Markets Global Financial Institutions Conference in New York at 8:40 a.m. Eastern time on Tuesday, March 5, 2024. As announced in a press release issued by U.S. Bancorp earlier today, due to a vendor error during the presentation, the live audio webcast of the presentation was temporarily not available in full.
During the presentation, Mr. Stern generally confirmed that, as of today, there was no change to previously disclosed guidance for the first quarter or the full year 2024. Specifically, Mr. Stern confirmed full year net interest income guidance expectations of $16.6 billion, to up slightly, fee revenue being up mid-single digits for the full year, and core expenses being flat on a year-over-year basis. He also confirmed first quarter net interest income expectations of between $4.0 billion and $4.1 billion. For more information, investors should listen to the full replay of the audio webcast of the presentation, which can be accessed by clicking on “Webcasts & Presentations” from the Investor Relations section of U.S. Bancorp’s website at ir.usbank.com and will remain posted for one year.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 8.01 Other Events.
U.S. Bancorp acquired MUFG Union Bank N.A. (“MUB”) in December 2022. Prior to the acquisition, MUB entered into a consent order in September 2021 with the Office of the Comptroller of the Currency (the “OCC”) relating to deficiencies in MUB’s technology and operational risk management (the “MUB Consent Order”). The OCC’s conditional approval to merge MUB with and into U.S. Bank National Association (“U.S. Bank”) required U.S. Bank to succeed to the terms and obligations of the MUB Consent Order and comply with the other conditions described therein. On March 5, 2024, U.S. Bank was notified by the OCC that the MUB Consent Order has been terminated.
Forward-Looking Statements
THE FOLLOWING INFORMATION APPEARS IN ACCORDANCE WITH THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This current report contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, U.S. Bancorp’s future guidance expectations described herein. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements.
For discussion of these and other risks that may cause actual results to differ from those described in forward-looking statements, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023, on file with the Securities and Exchange Commission, including the section entitled “Risk Factors,” and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By /s/ James L. Chosy
James L. Chosy
Senior Executive Vice President and General Counsel

DATE: March 5, 2024